FORM OF SECTION 906 CERTIFICATION

                            SECTION 906 CERTIFICATION


Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of BlackRock New Jersey Investment Quality Municipal Trust, Inc. (the "Company"), hereby certifies, to the best of his knowledge, that the Company's Report on Form N-CSR for the period ended 04/30/03 (the "Report") fully complies with the requirements of
Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated:      06/30/03
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/s/ Robert S. Kapito
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Name:  Robert S. Kapito
Title: Principal Executive Officer



/s/ Henry Gabbay
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Name:  Henry Gabbay
Title: Principal Financial Officer


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.